UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As part of a series of measures to better enable Blackbaud, Inc. (the "Company") to weather the extraordinary business challenges occasioned by the global COVID-19 pandemic, to protect the safety and welfare of the Company's employees, and to further effect the Company’s long-term strategy to deliver the greatest value to the Company’s stockholders, the Company announced on April 6, 2020 the implementation of several action steps, including the following:

•
Effectively immediately, the Board of Directors has rescinded its previously announced policy to pay an annual dividend at a rate of $0.48 per share of common stock, $0.001 par value per share, and discontinued the declaration and payment of all cash dividends, beginning with the second quarter of 2020 and thereafter until such time, if any, as it may otherwise determine in its sole discretion.

•
As part of its 2019 fourth quarter and year-end earnings announcement on February 10, 2020, the Company provided financial guidance for the fiscal year ending December 31, 2020. However, the Company is unable to predict the extent to which the global COVID-19 pandemic will adversely impact its business operations, financial performance and results of operations. As a result of this uncertainty, the Company has determined that it is necessary to withdraw its previously issued full year financial guidance for 2020.

•
Michael Gianoni, the Company’s President and Chief Executive Officer, has elected to forego receipt of all but that portion of his base salary necessary to fund, on a pre-tax basis, his contributions to continue to participate in the Company's health benefits plan, effective with the payroll period commencing April 1, 2020 and until Mr. Gianoni otherwise determines.

A copy of the Company’s press release dated April 6, 2020 describing the foregoing actions, as well as certain additional actions with regard to the Company’s workforce and cost reductions, is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated April 6, 2020.
101.INS*	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags, including Cover Page XBRL tags, are embedded within the Inline XBRL Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
* Pursuant to Rule 406T of Regulation S-T, the Inline XBRL related information in Exhibit 101 to this Quarterly Report on Form 10-Q shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability of that Section, and shall not be part of any registration statement or other document filed under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	April 6, 2020	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)